Ex. 10.111-Guarantor Security Agreement between PetCARE TV and Vicis


                          GUARANTOR SECURITY AGREEMENT

      THIS GUARANTOR SECURITY AGREEMENT (this "Security Agreement") is made as of February 1, 2007 by and between PetCARE Television Network, Inc., a Florida corporation ("Debtor"), and VICIS CAPITAL MASTER FUND ("Vicis"), a trust formed under the laws of the Cayman Islands.

                                    RECITALS

      A. Debtor is a wholly-owned subsidiary of MEDICAL MEDIA TELEVISION, INC., a Florida corporation ("Borrower").

      B. Pursuant to a Note Purchase Agreement of even date herewith by and between Vicis and Borrower (as amended or modified from time to time, the "Note Purchase Agreement") and a 10% Secured Convertible Promissory Note due August 11, 2007 issued by Borrower to Vicis (as amended or modified from time to time, the "Note"), Vicis has made a $250,000 loan (the "Loan") to Borrower. Debtor, Borrower and any other guarantor of the Loan are the intended beneficiaries of the Loan and, as such, the Loan will benefit the Guarantor.

      C. It is a condition precedent to Vicis making the Loan that Debtor execute and deliver to Vicis a security agreement in the form hereof. This is the Guarantor Security Agreement referred to in the Note Purchase Agreement.

                                   AGREEMENTS

      In consideration of the Recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor hereby agrees with Vicis as follows:

                                    ARTICLE I
                                   DEFINITIONS

      Capitalized terms not defined herein shall have the meaning given to them in the Note Purchase Agreement. Terms not otherwise defined herein and defined in the UCC shall have, unless the context otherwise requires, the meanings set forth in the UCC as in effect on the date hereof (except that the term "document" shall only have the meaning set forth in the UCC for purposes of clause (d) of the definition of Collateral). When used in this Security Agreement, the following terms shall have the following meanings:

      Accounts. "Accounts" shall mean all accounts, including without limitation all rights to payment for goods sold or services rendered that are not evidenced by instruments or chattel paper, whether or not earned by performance, and any associated rights thereto.

      Collateral. "Collateral" shall mean all personal properties and assets of Debtor, wherever located, whether tangible or intangible, and whether now owned or hereafter acquired or arising, including without limitation:

            (a) all Inventory and documents relating to Inventory;

            (b) all Accounts and documents relating to Accounts;

            (c) all equipment, fixtures and other goods, including without limitation machinery, furniture, vehicles and trade fixtures;

            (d) all general intangibles (including without limitation payment intangibles, software, customer lists, sales records and other business records, contract rights, causes of action, and licenses, permits, franchises, patents, copyrights, trademarks, and goodwill of the business in which the trademark is used, trade names, or rights to any of the foregoing), promissory notes, contract rights, chattel paper, documents, letter-of-credit rights and instruments;

            (e) all motor vehicles;

            (f) (i) all deposit accounts and (ii) all cash and cash equivalents deposited with or delivered to Vicis from time to time and pledged as additional security for the Obligations;

            (g) all investment property;

            (h) all commercial tort claims; and

            (i) all additions and accessions to, all spare and repair parts, special tools, equipment and replacements for, and all supporting obligations, proceeds and products of, any and all of the foregoing assets described in Sections (a) through (h), inclusive, above.

      Event of Default. "Event of Default" shall have the meaning specified in the Note Purchase Agreement.

      Inventory. "Inventory" shall mean all inventory, including without limitation all goods held for sale, lease or demonstration or to be furnished under contracts of service, goods leased to others, trade-ins and repossessions, raw materials, work in process and materials used or consumed in Debtor's business, including, without limitation, goods in transit, wheresoever located, whether now owned or hereafter acquired by Debtor, and shall include such property the sale or other disposition of which has given rise to Accounts and which has been returned to or repossessed or stopped in transit by Debtor.

      Obligations. "Obligations" shall mean (a) all debts, liabilities, obligations, covenants and agreements of Debtor contained in the Guaranty dated of even date herewith by Debtor in favor of Vicis; and (b) any and all other debts, liabilities and obligations of Debtor to Vicis.

      Person. "Person" shall mean and include an individual, partnership, corporation, trust, unincorporated association and any unit, department or agency of government.

      Security Agreement. "Security Agreement" shall mean this Guarantor Security Agreement, together with the schedules attached hereto, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

      Security Interest. "Security Interest" shall mean the security interest of Vicis in the Collateral granted by Debtor pursuant to this Security Agreement.

      UCC. "UCC" shall mean the Uniform Commercial Code as adopted in Florida and in effect from time to time.

                                   ARTICLE II
              THE SECURITY INTEREST; REPRESENTATIONS AND WARRANTIES

      2.1 The Security Interest. To secure the full and complete payment and performance when due (whether at stated maturity, by acceleration, or otherwise) of each of the Obligations, Debtor hereby grants to Vicis a security interest in all of Debtor's right, title and interest in and to the Collateral.

      2.2 Representations and Warranties. Debtor hereby represents and warrants to Vicis that:

            (a) The records of Debtor with respect to the Collateral are presently located only at the address(es) listed on Schedule 1 attached to this Security Agreement.

            (b) The Collateral is presently located only at the location(s) listed on Schedule 1 attached to this Security Agreement.

            (c) The chief executive office and chief place(s) of business of Debtor are presently located at the address(es) listed on Schedule 1 to this Security Agreement.

            (d) Debtor is a Florida corporation and its exact legal name is set forth in the definition of "Debtor" in the introductory paragraph of this Security Agreement. The organization identification number of Debtor is listed on Schedule 1 to this Security Agreement.

            (e) All of Debtor's present patents and trademarks, if any, including those which have been registered with, or for which an application for registration has been filed in, the United States Patent and Trademark Office are listed on Schedule 2 attached to this Security Agreement. All of Debtor's present copyrights registered with, or for which an application for registration has been filed in, the United States Copyright Office or any similar office or agency of any state or any other country are listed on Schedule 2 attached to this Security Agreement.

            (f) Debtor has good title to, or valid leasehold interest in, all of the Collateral and there are no Liens on any of the Collateral except Permitted Liens.

      2.3 Authorization to File Financing Statements. Debtor hereby irrevocably authorizes Vicis at any time and from time to time to file in any UCC jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of Debtor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC or such other jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency of filing office acceptance of any financing statement or amendment, including whether Debtor is an organization, the type of organization and any state or federal organization identification number issued to Debtor. Debtor agrees to furnish any such information to Vicis promptly upon request. Debtor also ratifies its authorization for Vicis to have filed in any UCC jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

                                  ARTICLE III
                              AGREEMENTS OF DEBTOR

      From and after the date of this Security Agreement, and until all of the Obligations are paid in full, Debtor shall:

      3.1 Sale of Collateral. Not sell, lease, transfer or otherwise dispose of Collateral or any interest therein, except as provided for in the Note Purchase Agreement and for sales of Inventory in the ordinary course of business.

      3.2 Maintenance of Security Interest.

            (a) At the expense of Debtor, defend the Security Interest against any and all claims of any Person adverse to Vicis and take such action and execute such financing statements and other documents as Vicis may from time to time request to maintain the perfected status of the Security Interest. Debtor shall not further encumber or grant a security interest in any of the Collateral except as provided for in the Note Purchase Agreement.

            (b) Debtor further agrees to take any other action requested by Vicis to ensure the attachment, perfection and first priority of, and the ability of Vicis to enforce its security interest in any and all of the Collateral including, without limitation, (i) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC, to the extent, if any, that Debtor's signature thereon is required therefor, (ii) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Vicis to enforce, its security interest in such Collateral, (iii) taking all actions required by any earlier versions of the UCC (to the extent applicable) or by other law, as applicable in any relevant UCC jurisdiction, or by other law as applicable in any foreign jurisdiction, and (iv) obtaining waivers from landlords where any of the tangible Collateral is located in form and substance satisfactory to Vicis.

      3.3 Locations. Give Vicis at least thirty (30) days prior written notice of Debtor's intention to relocate the tangible Collateral (other than Inventory in transit) or any of the records relating to the Collateral from the locations listed on Schedule 1 attached to this Security Agreement, in which event
Schedule 1 shall be deemed amended to include the new location. Any additional filings or refilings requested by Vicis as a result of any such relocation in order to maintain the Security Interest in the Collateral shall be at Debtor's expense.

      3.4 Insurance. Keep the Collateral consisting of tangible personal property insured against loss or damage to the Collateral under a policy or policies covering such risks as are ordinarily insured against by similar businesses, but in any event including fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, damage from aircraft, smoke and uniform standard extended coverage and vandalism and malicious mischief endorsements, limited only as may be provided in the standard form of such endorsements at the time in use in the applicable state. Such insurance shall be for amounts not less than the actual replacement cost of the Collateral. No policy of insurance shall be so written that the proceeds thereof will produce less than the minimum coverage required by the preceding sentence, by reason of co-insurance provisions or otherwise, without the prior consent thereto in writing by Vicis. Debtor will obtain lender's loss payable endorsements on applicable insurance policies in favor of Vicis and will provide certificates of such insurance to Vicis. Debtor shall cause each insurer to agree, by endorsement on the policy or policies or certificates of insurance issued by it or by independent instrument furnished to Vicis, that such insurer will give thirty (30) days written notice to Vicis before such policy will be altered or canceled. No settlement of any insurance claim shall be made without Vicis's prior consent. In the event of any insured loss, Debtor shall promptly notify Vicis thereof in writing, and Debtor hereby authorizes and directs any insurer concerned to make payment of such loss directly to Vicis as its interest may appear. Vicis is authorized, in the name and on behalf of Debtor, to make proof of loss and to adjust, compromise and collect, in such manner and amounts as it shall determine, all claims under all policies; and Debtor agrees to sign, on demand of Vicis, all receipts, vouchers, releases and other instruments which may be necessary or desirable in aid of this authorization. The proceeds of any insurance from loss, theft, or damage to the Collateral shall be held in a segregated account established by Vicis and disbursed and applied at the discretion of Vicis, either in reduction of the Obligations or applied toward the repair, restoration or replacement of the Collateral.

      3.5 Name; Legal Status. (a) Without providing at least 30 days prior written notice to Vicis, Debtor will not change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one, (b) if Debtor does not have an organizational identification number and later obtains one, Debtor shall forthwith notify Vicis of such organizational identification number, and (c) Debtor will not change its type of organization or jurisdiction of organization.

                                   ARTICLE IV
                               RIGHTS AND REMEDIES

      4.1 Right to Cure. In case of failure by Debtor to procure or maintain insurance, or to pay any fees, assessments, charges or taxes arising with respect to the Collateral, Vicis shall have the right, but shall not be obligated, to effect such insurance or pay such fees, assessments, charges or taxes, as the case may be, and, in that event, the cost thereof shall be payable by Debtor to Vicis immediately upon demand, together with interest at an annual rate equal 10% from the date of disbursement by Vicis to the date of payment by Debtor.

      4.2 Rights of Parties. Upon the occurrence and during the continuance of an Event of Default, in addition to all the rights and remedies provided in the Transaction Documents or in Article 9 of the UCC and any other applicable law, Vicis may (but is under no obligation so to do):

            (a) require Debtor to assemble the Collateral at a place designated by Vicis, which is reasonably convenient to the parties; and

            (b) take physical possession of Inventory and other tangible Collateral and of Debtor's records pertaining to all Collateral that are necessary to properly administer and control the Collateral or the handling and collection of Collateral, and sell, lease or otherwise dispose of the Collateral in whole or in part, at public or private sale, on or off the premises of Debtor; and

            (c) collect any and all money due or to become due and enforce in Debtor's name all rights with respect to the Collateral; and

            (d) settle, adjust or compromise any dispute with respect to any Account; and

            (e) receive and open mail addressed to Debtor; and

            (f) on behalf of Debtor, endorse checks, notes, drafts, money orders, instruments or other evidences of payment.

      4.3 Power of Attorney. Upon the occurrence and during the continuance of an Event of Default, Debtor does hereby constitute and appoint Vicis as Debtor's true and lawful attorney with full power of substitution for Debtor in Debtor's name, place and stead for the purposes of performing any obligation of Debtor under this Security Agreement and taking any action and executing any instrument which Vicis may deem necessary or advisable to perform any obligation of Debtor under this Security Agreement, which appointment is irrevocable and coupled with an interest, and shall not terminate until the Obligations are paid in full.

      4.4 Right to Collect Accounts. Upon the occurrence and during the continuance of an Event of Default and without limiting Debtor's obligations under the Transaction Documents: (a) Debtor authorizes Vicis to notify any and all debtors on the Accounts to make payment directly to Vicis (or to such place as Vicis may direct); (b) Debtor agrees, on written notice from Vicis, to deliver to Vicis promptly upon receipt thereof, in the form in which received (together with all necessary endorsements), all payments received by Debtor on account of any Account; and (c) Vicis may, at its option, apply all such payments against the Obligations or remit all or part of such payments to Debtor.

      4.5 Reasonable Notice. Written notice, when required by law, sent in accordance with the provisions of Section 12.6 of the Note Purchase Agreement and given at least ten (10) calendar days (counting the day of sending) before the date of a proposed disposition of the Collateral shall be reasonable notice.

      4.6 Limitation on Duties Regarding Collateral. The sole duty of Vicis with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as Vicis deals with similar property for its own account. Neither Vicis nor any of its directors, officers, employees or agents, shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Debtor or otherwise.

      4.7 Lock Box; Collateral Account. This Section 4.7 shall be effective only upon the occurrence and during the continuance of an Event of Default. If Vicis so requests in writing, Debtor will direct each of its debtors on the Accounts to make payments due under the relevant Account or chattel paper directly to a special lock box to be under the control of Vicis. Debtor hereby authorizes and directs Vicis to deposit into a special collateral account to be established and maintained by Vicis all checks, drafts and cash payments received in said lock box. All deposits in said collateral account shall constitute proceeds of Collateral and shall not constitute payment of any Obligation until so applied. At its option, Vicis may, at any time, apply finally collected funds on deposit in said collateral account to the payment of the Obligations, in the order of application selected in the sole discretion of Vicis, or permit Debtor to withdraw all or any part of the balance on deposit in said collateral account. If a collateral account is so established, Debtor agrees that it will promptly deliver to Vicis, for deposit into said collateral account, all payments on Accounts and chattel paper received by it. All such payments shall be delivered to Vicis in the form received (except for Debtor's endorsement where necessary). Until so deposited, all payments on Accounts and chattel paper received by Debtor shall be held in trust by Debtor for and as the property of Vicis and shall not be commingled with any funds or property of Debtor.

      4.8 Application of Proceeds. Vicis shall apply the proceeds resulting from any sale or disposition of the Collateral in the following order:

            (a) to the costs of any sale or other disposition;

            (b) to the expenses incurred by Vicis in connection with any sale or other disposition, including attorneys' fees;

            (c) to the payment of the Obligations then due and owing in any order selected by Vicis; and

            (d) to Debtor.

      4.9 Other Remedies. No remedy herein conferred upon Vicis is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Security Agreement and the Transaction Documents now or hereafter existing at law or in equity or by statute or otherwise. No failure or delay on the part of Vicis in exercising any right or remedy hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right hereunder preclude other or further exercise thereof or the exercise of any other right or remedy.

                                   ARTICLE V
                                  MISCELLANEOUS

      5.1 Expenses and Attorneys' Fees. Debtor shall pay all fees and expenses incurred by Vicis, including the fees of counsel including in-house counsel, in connection with the preparation, administration and amendment of this Security Agreement and the protection, administration and enforcement of the rights of Vicis under this Security Agreement or with respect to the Collateral, including without limitation the protection and enforcement of such rights in any bankruptcy.

      5.2 Setoff. Debtor agrees that Vicis shall have all rights of setoff and bankers' lien provided by applicable law.

      5.3 Assignability; Successors. Debtor's rights and liabilities under this Security Agreement are not assignable or delegable, in whole or in part, without the prior written consent of Vicis. The provisions of this Security Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties.

      5.4 Survival. All agreements, representations and warranties made in this Security Agreement or in any document delivered pursuant to this Security Agreement shall survive the execution and delivery of this Security Agreement, and the delivery of any such document.

      5.5 Governing Law. This Security Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York applicable to contracts made and wholly performed within such state.

      5.6 Counterparts; Headings. This Security Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same agreement. The article and section headings in this Security Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

      5.7 Notices. All communications or notices required or permitted by this Security Agreement shall be given to Debtor (to be delivered care of Borrower) in accordance with Section 12.6 of the Note Purchase Agreement.

      5.8 Amendment. No amendment of this Security Agreement shall be effective unless in writing and signed by Debtor and Vicis.

      5.9 Severability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Security Agreement in such jurisdiction or affecting the validity or enforceability of any provision in any other jurisdiction.

      5.10 WAIVER OF RIGHT TO JURY TRIAL. VICIS AND DEBTOR ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SECURITY AGREEMENT WOULD BE BASED UPON DIFFICULT AND COMPLEX ISSUES AND, THEREFORE, THE PARTIES AGREE THAT ANY LAWSUIT ARISING OUT OF ANY SUCH CONTROVERSY SHALL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

      5.11 Submission to Jurisdiction; Service of Process. As a material inducement to Vicis to make the Loan:

            (a) DEBTOR AGREES THAT ALL ACTIONS OR PROCEEDINGS IN ANY MANNER RELATING TO OR ARISING OUT OF THIS SECURITY AGREEMENT MAY BE BROUGHT ONLY IN COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY OR THE FEDERAL COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND DEBTOR CONSENTS TO THE JURISDICTION OF SUCH COURTS. DEBTOR WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH COURT AND ANY RIGHT IT MAY HAVE NOW OR HEREAFTER HAVE TO CLAIM THAT ANY SUCH ACTION OR PROCEEDING IS IN AN INCONVENIENT COURT; AND

            (b) Debtor consents to the service of process in any such action or proceeding by certified mail sent to Debtor (to be delivered care of Borrower) at the address specified in Section 12.6 of the Note Purchase Agreement.


                            (signature page follows)

Ex. 10.111-Guarantor Security Agreement between PetCARE TV and Vicis


      IN WITNESS WHEREOF, this Guarantor Security Agreement has been executed as of the day and year first above written.

                                          PetCARE Television Network, Inc.

                                          By: /s/ Philip M. Cohen
                                              ----------------------------------
                                          Name: Philip M. Cohen
                                          Title: Chief Executive Officer


                                          VICIS CAPITAL MASTER FUND
                                              By: Vicis Capital LLC

                                          By: /s/ Shad Stastney
                                              ----------------------------------
                                          Name: Shad Stastney
                                          Title: Chief Operating Officer


                      Signature Page to Security Agreement

Ex. 10.111-Guarantor Security Agreement between PetCARE TV and Vicis


                        SCHEDULE 1 TO SECURITY AGREEMENT
                        --------------------------------

                             Locations of Collateral


Organizational ID:  20-2753242


Address of Debtor's records of Collateral and chief executive office:

      8406 Benjamin Road, Suite C
      Tampa, FL  33634


Collateral Locations:

      8406 Benjamin Road, Suite C
      Tampa, FL  33634

                        SCHEDULE 2 TO SECURITY AGREEMENT
                        --------------------------------

                              Intellectual Property

Patents - None

Trademarks - None

Copyrights - None